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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

              We consent to the reference to our firm under the caption "Experts" and to the use of (i) our report dated February 18, 2009 with respect to the combined financial statements and schedule of Certain Government Properties (wholly owned by HRPT Properties Trust); (ii) our report dated February 20, 2009 with respect to the balance sheet of Government Properties Income Trust; and (iii) our reports dated December 23, 2009 with respect to the Statement of Revenues and Certain Operating Expenses for: Capitol Place, 2020 South Arlington Heights Road, 3300 75th Avenue, 9800 Goethe Road and the National Park Service Building, all incorporated by reference in the Registration Statement (Form S-11) of Government Properties Income Trust for the registration of an additional 1,150,000 common shares of beneficial interest.

/s/ ERNST & YOUNG LLP
Boston, MA January 13, 2010

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm